Exhibit 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Form S-8 of our audit report dated December 10, 2003 on the consolidated financial statements of Urban Television Network Corporation and subsidiaries, which covered the consolidated balance sheets as of September 30, 2003 and 2002, and the related consolidated statements of operations, capital deficits and cash flows for each of the years ended September 30, 2003 and 2002.

Denver, Colorado
September 7, 2004

                                                          /s/ Comiskey & Company
                                                        PROFESSIONAL CORPORATION